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                                                                   EXHIBIT 24.01

                               POWER OF ATTORNEY
                               -----------------

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOSEPH H. GAREAU, J. RICHARD GARRETT, MICHAEL O'HALLORAN, DAVID K. ZWIENER, JAMES J. WESTERVELT, and MICHAEL S. WILDER and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) one or more registration statements on Form S-3 (which may include one or more amendments to the Registration Statement on Form S-3 (No. 33-98014) for the registration by ITT Hartford Group, Inc. of debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units or other securities and (ii) one or more registration statements relating to the offering covered thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, and any and all amendments (including post-effective amendments) to the foregoing, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.

SIGNATURE                          TITLE                         DATE
- ---------                          -----                         ----

/s/ Bette B. Anderson              Director              September 25, 1996
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Bette B. Anderson


/s/ Rand V. Araskog                Director              September 25, 1996
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Rand V. Araskog
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/s/ Ramani Ayer                    Executive Vice President   September 25, 1996
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Ramani Ayer                        President and Director


/s/ Robert A. Burnett              Director                   September 25, 1996
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Robert A. Burnett


/s/ Donald R. Frahm                Chairman, President, Chief September 25, 1996
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Donald R. Frahm                    Executive Officer and Director


/s/ Arthur A. Hartman              Director                   September 25, 1996
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Arthur A. Hartman


/s/ Paul G. Kirk, Jr.              Director                   September 25, 1996
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Paul G. Kirk, Jr.


/s/ Lowndes A. Smith               Executive Vice President   September 25, 1996
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Lowndes A. Smith                   and Director


/s/ H. Patrick Swygert             Director                   September 25, 1996
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H. Patrick Swygert


/s/ DeRoy c. Thomas                Director                   September 25, 1996
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DeRoy C. Thomas


/s/ Gordon I. Ulmer                Director                   September 25, 1996
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Gordon I. Ulmer